UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2010

 NEW MEDIA LOTTERY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49884	87-0705063
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Technology Drive, Harrisonburg, Virginia	22802
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 540-437-1688

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2010, New Media Lottery Services, Inc. (the "Registrant"), New Media Lottery Services plc (“NM-PLC”), New Media Lottery Services (International), Ltd. (“NM-LTD,” and, together with the Registrant and NM-PLC, “we”, “us” the “Company” or like terms); John Carson, a director and the chief executive officer of each entity; and Trafalgar Capital Specialized Investment Fund-FIS ("Trafalgar"), lenders to the Company, entered into an agreement that resulted in a global restructuring of the Company (the "Agreement").  Upon the consummation of the transactions among the parties to the Agreement, the Registrant no longer engages in any operations.

Background

Historically, the Company has designed, built, implemented, managed, hosted and supported internet and wireless device based lottery programs operated by governments and their licensees located outside of the United States.  The Company also has designed and distributed games for use on server based video lottery terminals and other electronic kiosks owned and operated by third parties.  The Company conducted operations through NM-PLC, of which, prior to the date of the Agreement, 80.23% of the shares were owned by the Registrant, and NM-LTD, all of the outstanding shares of which are owned by NM-PLC.

During the period June 2008 through November 2009, the Company borrowed an aggregate of $625,000 and €2.45 million in principal amount from Trafalgar.  The various agreements and transactions giving rise to the debt are described in detail and copies of the transaction documents governing the debt previously have been filed as exhibits to the periodic reports the Registrant has filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

The Company has not generated revenue from operations sufficient to service the debt and the Company has been unable to obtain financing from other sources to satisfy its obligations to Trafalgar or to sustain operations.

The Agreement

Following is a summary of the transactions that were the subject of the Agreement.  By its signature on the Agreement, each party assented to the transactions entered into by each of the other parties.

The Registrant:

Released and discharged NM-PLC and NM-LTD from any and all liability or obligation as of the date of the Agreement or that may arise thereafter to repay approximately $6.3 million in debt owed to the Registrant.  The debt comprised exclusively intercompany obligations not shown on the Company's consolidated financial statements.

Transferred to NM-LTD any and all technology it owned as of the date of the Agreement relating to Internet or wireless gaming.  As of the date of the Agreement, the Registrant's board of directors ascribed no value to the technology transferred and the Company did not attribute any value to such technology in its financial statements.

Agreed to assume all of NM-PLC's obligations and liabilities under instruments evidencing €2,211,111 principal amount of debt owed to Trafalgar under various credit documents between NM-PLC and Trafalgar and all interest accrued on such debt, as well as its obligations under all of the agreements entered into by NM-PLC in favor of Trafalgar when such debt was incurred and thereafter.

NM-PLC:

Guaranteed payment of €2,211,111 principal amount of debt owed by the Registrant to Trafalgar and interest accrued thereon, representing all of the debt owed by the Registrant to Trafalgar.

Agreed to issue 100 shares of preferred stock to Trafalgar.  The preferred stock entitles Trafalgar to receive aggregate dividends in the amount of $1 million and are payable each quarter. The quarterly dividend is calculated on the basis of 5% of NM-PLC's "net revenue" in each quarter when NM-PLC is "cash flow positive."  The term "cash flow positive" is defined as a quarter in which NM-PLC has sufficient funds in its cash account to meet its obligations as they arise on a daily basis.  The term “net revenue” means net revenue (computed in U.S. Dollars) derived by NM-PLC from the sale of its products, less cost of goods sold, general and administrative expenses and taxes.

Trafalgar:

Exercised its rights under a certain Share Pledge Agreement dated March 24, 2009, under which the Registrant pledged all of the shares it owned in NM-PLC to Trafalgar as security for amounts due under various loans made by Trafalgar to the Company.  The Registrant's failure to pay sums owed by NM-PLC under a Guaranty Agreement made in favor of Trafalgar resulted in a default of the Share Pledge Agreement, requiring the Registrant to convey the shares of NM-PLC to Trafalgar.

Transferred the shares of NM-PLC it acquired upon the Registrant's default under the Share Pledge Agreement described above, to John Carson.

Permitted NM-PLC and NM-LTD to transfer €2,211,111 in principal amount of debt and €152,738 in accrued interest they owed to Trafalgar to the Registrant, subject to NM-PLC's continuing guarantee of the payment of all obligations under the instruments giving rise to the debt.

John Carson

Transferred 87,714 shares of the Registrant's common stock to Trafalgar.

Resigned from the board of directors of and from each executive position he held with the Registrant.

Current Status of Registrant

After giving effect to the transactions consummated under the Agreement, the Registrant does not own NM-PLC, which is the owner of all of the outstanding shares of NM-LTD.  Accordingly, the Registrant no longer operates an ongoing business.

Trafalgar owns 27% of the outstanding shares of common stock of the Registrant and all of the outstanding shares of preferred stock, which are convertible into 20 million shares of common stock.  If Trafalgar were to convert its preferred stock into common stock, it would own 54% of the outstanding shares of voting stock of the Registrant.

Upon the resignation of John Carson as a director and the sole executive officer of the Registrant, there currently is one director of the Registrant, Jeffrey Sternberg, who is an employee of Trafalgar.

As a consequence of the transactions consummated under the Agreement, whereby Trafalgar acquired all of the shares of NM-PLC upon a default by the Registrant under the Share Pledge Agreement and its subsequent transfer of such shares to Mr. Carson in exchange for 87,714 shares of the capital stock of the Registrant, Mr. Carson now owns a controlling interest in NM-PLC..

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Agreement described in Item 1.02, above, John Carson resigned as a director and officer of the Registrant and each subsidiary corporation.

There were no disagreements with between Mr. Carson and the Registrant on any matter relating to the Registrant’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW MEDIA LOTTERY SERVICES, INC.

Date: March 17, 2010	By:	/s/ Jeff Sternberg Jeff Sternberg, Sole Director